CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXHIBIT 10.38


                              [Caliper Letterhead]

August 20, 2001

Dr. Richard D. DiMarchi
Group Vice President for Research Technologies and Product Development Eli Lilly and Company
Lilly Corporate Center

Indianapolis, Indiana 46285

RE:  Technology Access Agreement Amendment

Dear Dr. DiMarchi:

        Further to our recent conversations, this Letter Amendment (the "Amendment") sets forth certain changes that the parties wish to make to the Technology Access Agreement by and between Caliper and Lilly dated August 12,1999 (the "Agreement"). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement. Except as set forth herein, the terms of the Agreement shall remain in full force and effect.

        The parties acknowledge that the purpose of the Technology Access Program has evolved from its focus on early product development and access to a later-stage commercial relationship. The parties wish to reflect such changes in the Agreement as follows: Lilly shall pay the Annual Subscription Fee for the third Contract Year as set forth in Section 3.1.2 of the Agreement. In consideration of the Annual Subscription Fee, (i) Lilly shall receive Caliper assistance and support of [ * ] FTEs during the third Contract Year, and (ii) Lilly shall have a [ * ] credit towards the purchase of Caliper products and additional support and assistance services (at a rate of [ * ] per FTE per hour) delivered during the third Contract Year. Such purchases shall be made pursuant to Caliper's standard purchase order terms. The requirement in Section 2.3.1 that Caliper support and assistance not exceed [ * ] FTEs in any calendar quarter is hereby waived only to the extent that Lilly purchases additional support and assistance pursuant to the preceding sentence. During the third Contract Year, Lilly will receive a [ * ] discount off of list price for instruments and a [ * ] discount off of list price for datapoints. Lilly shall pay list price for LabChips. Caliper's current product catalog and price list from which Lilly may order products hereunder is attached hereto as Exhibit A.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please indicate your agreement to the foregoing terms by signing below where indicated.

Sincerely,



CALIPER TECHNOLOGIES CORP.

By:  /s/   Michael R. Knapp Ph.D.
    -------------------------------------
    Name:  Michael R. Knapp Ph.D.
    Title: Vice President Corporate Development



ACCEPTED AND AGREED:
ELI LILLY AND COMPANY


By:   /s/  Richard D. DiMarchi Ph.D.
    -------------------------------------
    Name:  Richard D. DiMarchi Ph.D.
    Title: Group Vice President, Res. Tech, Product Dev. And Project Mgmt.




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.